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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                              DATED MARCH 29, 1999

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of CDW Computer Centers, Inc. on Form S-8 (File No. 333-43925) and Form S-3 (File No. 333-60025) of our reports dated January 21, 1999, on our audits of the consolidated financial statements and financial statement schedule of CDW Computer Centers, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which reports are included in the Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 29, 1999